Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

THIS TRANSITION AND SEPARATION AGREEMENT (the “Agreement”) is made and entered into as of September 23, 2026 (the “Effective Date”) by and between TransUnion, a Delaware corporation (the “Company”), and Todd M. Cello (“Executive”):

WHEREAS, Executive serves as the Company’s Executive Vice President, Chief Financial Officer;

WHEREAS, Executive has notified the Company of his intent to resign as the Company’s Executive Vice President, Chief Financial Officer; and

WHEREAS, the Company and Executive desire to set forth the terms and conditions associated with Executive’s separation and his agreement to assist with the resulting transition.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree as follows:

1. Employment Period.

(a) Executive and the Company acknowledge and agree that Executive’s status as an employee shall continue during the period (the “Employment Period”) through the earliest of (i) March 1, 2027 (the “Planned Separation Date”), (ii) the date Executive voluntarily terminates Executive’s employment for any reason, or (iii) the date the Company terminates Executive’s employment for Cause (as defined in the Company’s Second Amended and Restated 2015 Omnibus Incentive Plan) (the earliest of (i), (ii), and (iii), the “Separation Date”). Executive further acknowledges and agrees that Executive’s status as Executive Vice President, Chief Financial Officer and as an officer of the Company shall end effective as of December 31, 2026 (the “Transition Date”). On the Transition Date, Executive shall resign all other officer, director, manager and other similar positions with the Company’s subsidiaries and affiliates. Effective as of the Separation Date, Executive hereby resigns his employment with the Company and/or its subsidiaries.

(b) Prior to the Transition Date, Executive shall continue to have the duties and responsibilities normally associated with the position of Chief Financial Officer and such other duties and responsibilities as reasonably assigned by the Company’s Chief Executive Officer. During the period commencing immediately following the Transition Date and ending on the Separation Date, Executive shall remain employed by the Company on an exclusive basis and shall provide transition services in Executive’s areas of expertise and such other responsibilities as reasonably assigned by the Company’s Chief Executive Officer. During the Employment Period, Executive will devote Executive’s reasonable best efforts and substantially all of Executive’s business time and attention to the business of the Company.

(c) During the Employment Period, the Executive’s annual base salary shall continue to be $700,000.

(d) Subject to the Employment Period ending no earlier than December 31, 2026, Executive will be eligible to receive a 2026 annual incentive bonus at his current target bonus of 110% of his annual base salary, subject to Company and individual performance. The bonus, if any, will be paid no later than March 15, 2027, subject to continued employment through December 31, 2026. For the avoidance of doubt, the Executive will not be eligible for an annual incentive bonus for 2027 or a long-term incentive grant in 2027.

(e) On the Separation Date, Executive’s participation in any Company employee benefit plans or programs (including without limitation any matching contributions under the Company’s 401(k) plan, life insurance premium programs and other medical programs and any other personal benefits and perquisites) shall cease, except as otherwise expressly provided in this Agreement or in the applicable Company plan.

(f) During the Employment Period, the terms and conditions of the Company’s Second Amended and Restated 2015 Omnibus Incentive Plan and any underlying equity award agreements (collectively the “Long Term Incentive Plan”) shall govern all outstanding restricted stock unit and performance share unit grants to the Executive. Consistent with the terms of the Long Term Incentive Plan, if the Employment Period continues through February 28, 2027, the performance share units granted to Executive on February 28, 2024 will remain outstanding and will vest on February 28, 2027 based on the actual attained Achievement Percentage, as defined and in accordance with the terms set forth in the applicable Long Term Incentive Plan.

(g) Executive acknowledges and agrees that, during the Employment Period, Executive shall not enter into any arrangement with an organization that presents an actual or potential conflict of interest with the Company’s business interests, as determined by the Company in its reasonable discretion.

2. Separation.

(a) Following the Separation Date, the Company will pay to Executive (i) all accrued base salary through the Separation Date and the 2026 annual incentive bonus (if payable pursuant to Section 1(d)) and (ii) any unreimbursed business expenses incurred by Executive, in accordance with Company policy, prior to the Separation Date (collectively, the “Accrued Obligations”). Executive agrees that, with the payment of the Accrued Obligations and except as set forth in Section 2(b), Executive will have been paid all compensation, including all wages, bonuses and commissions, and other payments that Executive is entitled to receive from the Company, and will not be eligible for any other compensation or other payments from the Company, other than, if applicable, as set forth in, and subject to the terms of, Section 1(f). Except as set forth in Section 1(f), all unvested shares underlying all outstanding restricted stock unit and performance share unit grants to the Executive shall be forfeited and/or cancelled on the Separation Date with no further compensation owed to Executive.

(b) Subject to (i) the Employment Period ending no earlier than the Planned Separation Date, (ii) Executive’s continued compliance with the Confidentiality Agreement (as defined below) and the Restrictive Covenants (as defined below) and (iii) Executive signing a general release of claims in the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days after the Separation Date and not revoking the Release, Executive will be eligible to the following payments and benefits (the “Separation Benefits”):

(i) if Executive timely elects to receive and retain continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive for, the premium for Executive and Executive’s covered dependents from the Separation Date through the earlier of (i) the eighteen (18)-month anniversary of the Separation Date, and (ii) the date Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments. Executive shall notify the Company immediately if Executive becomes covered by a group health plan of a subsequent employer.

(ii) the services of an outplacement agency of Executive’s choosing for a period of up to one year and with a maximum value of $35,000 (any payments pursuant to this Section 2(b) shall be made directly to the outplacement firm for services rendered upon receipt of satisfactory documentation), provided that the payment or reimbursement must be completed no later than the last day of the second calendar year following the calendar year in which the Separation Date occurs.

(c) Executive acknowledges and agrees that the Separation Benefits and the Company’s other promises in this Agreement are in full accord and satisfaction of the Company’s obligations in connection with Executive’s employment and are sufficient consideration for the Executive’s releases and other promises in this Agreement and the Release. All compensation payable to Executive hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

3. Continuing Obligations under Confidentiality Agreement and Restrictive Covenants; Return of Company Property; Clawback.

(a) Executive reaffirms Executive’s commitment to remain in compliance with that certain Inventions, Confidential Information and Trade Secrets Agreement previously signed and affirmed by Executive and the related Inventions, Confidential Information and Trade Secrets Policy #251 entered into between Executive and the Company (the “Confidentiality Agreement”) and the non-disclosure, confidential information, noncompetition, nonsolicitation, nondisparagement and other restrictive covenants set forth in Executive’s Severance and Restrictive Covenant Agreement and the Long Term Incentive Plan (collectively the “Restrictive Covenants”). Nothing in this Agreement limits or restricts the Company’s rights to enforce the Confidentiality Agreement and the Restrictive Covenants or to seek all available relief or remedies for future violations of the Confidentiality Agreement or the Restrictive Covenants. Executive understands that payment of any Separation Benefits is conditioned on Executive’s continued compliance with the Confidentiality Agreement and the Restrictive Covenants. Notwithstanding the foregoing, nothing in this Agreement prohibits Executive from voluntarily reporting possible violations of federal law or regulation to any governmental agency or entity, including the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive is not required to obtain prior authorization or a release from the Company to make such a report or disclosure, nor is Executive required to notify the Company of any such report or disclosure, or exercise any Protected Rights (as set forth in Section 4 below).

(b) Executive agrees that Executive shall, on or prior to the Separation Date, return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Executive has in Executive’s possession, custody or control. Such property includes, without limitation: (i) any cell phone, laptop computer or tablet; (ii) any materials of any kind that Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (iii) credit cards, entry cards, identification badges and keys, and (iv) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.

(c) Executive agrees that Executive is and shall continue to be bound by and subject to the terms of the TransUnion Policy for Recovery of Erroneously Awarded Compensation, effective as of October 2, 2023 (the “Recovery Policy”) and compensation received by Executive may be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with the Recovery Policy, notwithstanding any other agreement to the contrary.

4. Protected Rights. Executive understands that nothing contained in this Agreement prevents or restricts Executive from: (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, sexual assault, wage and hour violations or any other conduct that Executive has reason to believe is unlawful; (ii) consulting with Executive’s legal counsel; (iii) exercising any rights Executive may have under Section 7 of the National Labor Relations Act or similar applicable law, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions; (iv) reporting possible violations of law or regulation to, file a charge or complaint with, or providing information to the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency, commission, or regulator, any agency’s inspector general or attorney general, or law enforcement (collectively, “Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without obtaining prior authorization or providing notice to the Company. Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. The activities set forth in this Section 4 are referred to herein as “Protected Rights”.

5. Cooperation. Executive agrees to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include, but not be limited to, making Executive available to the Company and its subsidiaries upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company and its subsidiaries pertinent information; and turning over to the Company all relevant documents which are or may come into Executive’s possession all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments. Executive understands that in the event the Company asks for Executive’s cooperation in accordance with this provision, the Company shall reimburse Executive solely for reasonable travel expenses (including lodging and meals) upon Executive’s submission of receipts.

6. Indemnification. The Company agrees to indemnify and hold harmless Executive to the fullest extent permitted by law, and consistent with the Company’s by-laws and Certificate of Incorporation in effect as of the Separation Date, with respect to any and all claims, litigation, regulatory proceeding or similar action (collectively “Claims”) arising from any actions or inactions by Executive during his time as an officer and/or an employee of the Company or any of its affiliates or subsidiaries, or as a designee on any association, trust or entity for the benefit of the Company. Executive must provide the Company with written notice of any such Claim within thirty (30) days of gaining actual knowledge of such Claim. The Company will have sole control and authority over the defense and/or settlement negotiations with respect to such Claim but Executive will be permitted to participate in the defense and any settlement discussions. The Company agrees that it shall not settle or compromise any such Claim without the express written consent of the Executive if in accordance with such settlement or compromise the Executive: (i) is deemed to have committed any wrongdoing; (ii) is deemed to be responsible or to have acted in a manner that was not consistent with the best interests of the Company; or (iii) must consent to any future restriction on any ability of the Executive to provide services to any business. Executive will provide the Company with reasonable assistance in defending and/or settling the Claim and the Company will reimburse Executive for any out-of-pocket expenses incurred as a result of providing such assistance.

7. Section 409A.

(a) This Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be interpreted and construed consistently with such intent. The payments to Executive under this Agreement are intended to be exempt under Section 409A to the extent possible as short-term deferrals or otherwise under Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 7 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law. For purposes of Section 409A, the Separation Date shall be deemed to be the “separation from service” date for purposes of payment of any deferred compensation subject to Section 409A. Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments.

(b) All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in the Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(c) Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of Executive’s separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the 6-month period measured from the date of Executive’s separation from service or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 7(c) shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

8. Additional Terms.

(a) This Agreement together with the Confidentiality Agreement, the Restrictive Covenants, the Long Term Incentive Plan and the Recovery Policy represent the entire understanding of the parties hereto with respect to the matters set forth herein and supersede any prior understandings or agreements between the parties with respect thereto. Executive acknowledges and agrees that the payments and arrangements herein constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof, including any obligations to Executive under Executive’s Severance and Restrictive Covenant Agreement and/or any employment agreement, severance policy or practice that may cover Executive, and Executive shall have no right, title or interest in any payments or benefits under Executive’s Severance and Restrictive

Covenant Agreement or any such plan or any such policy or practice. The terms and provisions of this Agreement may not be modified or amended except in a writing signed by both parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Notwithstanding anything contained herein, Executive acknowledges and agrees that nothing contained in this Agreement or any action taken by the Company in connection with Executive’s resignation or transition (including the hiring or appointment of a successor to Executive’s position or to a similar position) will constitute a termination for, or an event constituting, “Good Reason” for purposes of Executive’s Severance and Restrictive Covenant Agreement, the Long Term Incentive Plan or any awards thereunder, or any other plan or agreement between Executive and the Company.

(b) No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be fulfilled or performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

(c) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement may not be assigned or delegated without the prior written consent of the Company.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

(e) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL), THE COMPANY AND EXECUTIVE EACH EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

TRANSUNION

By:	/s/ Alicia B. Zuiker
Name: Alicia B. Zuiker
Title: Executive Vice President, Chief Human Resources Officer

EXECUTIVE:

By:	/s/ Todd M. Cello
Todd M. Cello

[Signature Page to Transition and Separation Agreement]

Exhibit A

GENERAL RELEASE

I, Todd M. Cello, in consideration of and subject to the performance by TransUnion, a Delaware corporation (together with its subsidiaries, the “Company”), of its obligations under my Transition and Separation Agreement, dated as of September 23, 2026 (the “Separation Agreement”), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its respective affiliates and their respective direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under Section 2(b) of the Separation Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I shall not receive the payments and benefits specified in Section 2(b) of the Separation Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company, other than, if applicable, any payments or benefits I am eligible for pursuant to Sections 1(d) and 1(f) of the Separation Agreement, subject to the terms set forth therein.

2. Except as provided in Section 4, below and except for the provisions of the Separation Agreement, I knowingly and voluntarily (for myself, my spouse, heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of my signature below) and whether known or unknown, suspected, or claimed, against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company and its subsidiaries (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law (such as, but not limited to, the Illinois Human Rights Act), or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 above. I also represent and warrant that:

•	I have provided ongoing transition assistance to the Company through my separation date;

•

I acknowledge and re-affirm my continuing obligations to the Company under any non-disclosure, confidential information, intellectual property, non-solicitation noncompetition agreement and/or other restrictive covenant which I previously signed pertaining to the Company’s interests, including those terms in my Separation Agreement and any award agreements by which I was granted restricted or performance stock units; provided, that nothing in this General Release or the Separation Agreement prohibits me from voluntarily reporting possible violations of federal law or regulation to any governmental agency or entity, including the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation or exercising any Protected Rights. I am not required to obtain prior authorization or a release from the Company to make such a report or disclosure, nor am I required to notify the Company of any such report or disclosure, or to exercise any Protected Rights (as set forth in Section 7 below).

•

I have returned to the Company in good working order and no later than my last day of employment all keys, files, records (and copies thereof), equipment (including but not limited to computer hardware, software and printers, wireless handheld devices, cellular phones, SIM cards, external media devices and pagers), Company identification, Company vehicles, Company confidential and proprietary information, and any other Company-owned property in my possession or control;

•	I have left and will leave intact all electronic Company documents, including, but not limited to, any that I developed or helped to develop during my employment; and

•

I have returned any and all Company proprietary, trade secrets and confidential information, whether in hard copy or electronic form, and I have cancelled any accounts for my benefit in the Company’s name, including but not limited to credit cards, telephone charge cards, and cellular phone accounts.

4. The parties agree that this General Release does not waive or release any rights or claims of any unlawful discrimination, harassment or retaliation (including, but not limited to, any claims that I may have under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”)) that arise after the date I execute this General Release, nor does it waive my right to challenge the knowing and voluntary nature of this General Release under the ADEA, or any rights I may have to indemnification or advancement of fees and expenses in connection with indemnification.

5. I agree that I am waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever (including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief). Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law (including, without limitation, the right to file an administrative charge or participate in an administrative investigation or proceeding) or to exercise any Protected Rights (as set forth in Section 7 below) and I am not waiving any claims I have with respect to any payments or benefits to which I am eligible pursuant to Sections 1(d) and 1(f) of the Separation Agreement, subject to the terms set forth therein.

6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Separation Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company or any other Released Party, unless protected herein this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending Claim of the type described in Section 2 above, nor am I aware of any facts that would warrant me filing any such Claim, as of the execution of this General Release. By signing this General Release, I am waiving my rights to monetary, injunctive or other personal relief that may result from that process, to the maximum extent permitted by law. In the event I obtain such monetary relief, the Company will, in every circumstance it is legally permitted, be entitled to an offset against the amount paid to me pursuant to Section 2(b) of the Separation Agreement. This waiver of rights to monetary relief and/or offset shall not apply to my participation in any investigation or proceeding conducted by the Securities and Exchange Commission or any other agency that lawfully precludes such a waiver. I may receive money properly awarded by the Securities and Exchange Commission in exchange for providing information to that agency. Nothing in this General Release or the Separation Agreement shall bar or impede my ability to seek or receive any monetary award or bounty from the Securities and Exchange Commission or any governmental agency or regulatory or law enforcement authority in connection with protected “whistleblower” activity.

7. Nothing contained in this General Release or the Separation Agreement prevents or restricts me from: (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, sexual assault, wage and hour violations or any other conduct that I have reason to believe is unlawful; (ii) consulting with my legal counsel; (iii) exercising any rights I may have under Section 7 of the National Labor Relations Act or similar applicable law, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions; (iv) reporting possible violations of law or regulation to, file a charge or complaint with, or providing information to the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency, commission, or regulator, any agency’s inspector general or attorney general, or law enforcement (collectively, “Government Agencies”). I further understand that this General Release and the Separation Agreement do not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without obtaining prior authorization or providing notice to the Company. Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. The activities set forth in this Section 7 are referred to herein as “Protected Rights”.

8. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any other Released Party or myself of any improper or unlawful conduct.

9. I agree that I will forfeit all amounts payable by the Company pursuant to the Separation Agreement if I challenge the validity of this General Release, except as provided above. I also agree that if I violate this General Release by suing the Company or any other Released Parties with respect to Claims released in Sections 2 and 5 above, unless protected above, I shall pay all costs and expenses of defending against the suit incurred by the Released Parties (including, without limitation, reasonable attorneys’ fees, and return all payments received by me pursuant to the Separation Agreement).

10. I agree to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company and its subsidiaries upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company shall reimburse me solely for reasonable travel expenses (including lodging and meals) upon my submission of receipts.

11. I agree not to disparage the Company, its affiliates and their respective past and present investors, officers, directors or employees or its affiliates (unless otherwise required by law) and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained or as required by law; provided, that nothing in this General Release or the Separation Agreement prohibits me from voluntarily reporting possible violations of federal law or regulation to any governmental agency or entity, including the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation or exercising any Protected Rights. I am not required to obtain prior authorization or a release from the Company to make such a report or disclosure, nor am I required to notify the Company of any such report or disclosure, or to exercise of any Protected Rights (as set forth in Section 7 above). I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its subsidiaries’ business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

12. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Separation Agreement after the date hereof.

13. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

I HAVE READ IT CAREFULLY;

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

I HAVE BEEN ADVISED IN WRITING BY MEANS OF THIS GENERAL RELEASE AGREEMENT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE _______________ __, _____ TO CONSIDER IT AND ANY CHANGES MADE TO SUCH FORM SHALL NOT RESTART THE REQUIRED 21-DAY PERIOD, WHETHER SUCH CHANGES ARE MATERIAL OR IMMATERIAL, OR I HAVE ELECTED TO SIGN THIS GENERAL RELEASE PRIOR TO THE END OF SUCH 21-DAY PERIOD;

I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT BY SENDING EXPRESS WRITTEN NOTICE OF MY DECISION TO REVOKE TO [INSERT NAME AND EMAIL ADDRESS] NO LATER THAN THE LAST DAY OF THE REVOCATION PERIOD AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT REVOCATION;

I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY ATTORNEY RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:

Todd M. Cello

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